EXHIBIT 11

            INTELECT COMMUNICATIONS SYSTEMS LIMITED AND SUBSIDIARIES

                        CALCULATION OF EARNINGS PER SHARE





                                                                                  THREE MONTHS         Three months
                                                                                      ENDED               ended
                                                                                    MARCH 31             March 31
                                                                                ------------------   -----------------
                                                                                      1996                 1995
                                                                                ------------------   -----------------
 Primary and Fully Diluted Loss Per Share
 Shares in issue beginning of period                                            $  11,385,117        $  10,916,475
 Shares issued (weighted average)                                                     320,034                2,778
                                                                                ------------------   -----------------
        Weighted average shares in issue end of period                             11,705,151           10,919,253

 Dilutive Common Stock Equivalents
            (weighted average)
        Savage Arms Series C convertible redeemable preferred stock
            (weighted average)                                                        -                    160,991
        Other stock options using treasury stock method                               822,860              265,489
                                                                                ==================   =================
 Total weighted average common shares and
            common stock equivalents                                               12,528,011           11,345,733
                                                                                ==================   =================

 NET INCOME (LOSS) FOR PERIOD (thousand of U.S. Dollars)                        $      (1,995)       $         302
                                                                                ==================   =================

 EARNINGS (LOSS) PER  SHARE                                                     $       (0.16)       $        0.03
                                                                                ==================   =================